MOODY NATIONAL REIT I, INC. 10-K

Execution Copy

Exhibit 10.61

ENVIRONMENTAL LIABILITIES AGREEMENT

THIS ENVIRONMENTAL LIABILITIES AGREEMENT (this “Agreement”) is made as of _______________ __, 2015 by MOODY NATIONAL INTERNATIONAL-FORT WORTH HOLDING, LLC, a Delaware limited liability company (“Borrower”), and Moody National REIT I, Inc., a Maryland corporation (“Principal”; Borrower and Principal are hereinafter sometimes referred to collectively as “Indemnitor”) to and for the benefit of U.S. BANK NATIONAL ASSOCIATION, IN ITS CAPACITY AS TRUSTEE, SUCCESSOR-IN-INTEREST TO BANK OF AMERICA, N.A., IN ITS CAPACITY AS TRUSTEE, SUCCESSOR-IN-INTEREST TO WELLS FARGO BANK, N.A,, IN ITS CAPACITY AS TRUSTEE FOR THE REGISTERED HOLDERS OF COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C3, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C3, together with its successors, transferees and assigns (“Lender”).

ARTICLE I.

DEFINITIONS

Section 1.1        Definitions.  As used herein, the following terms shall have the following meanings:

Asbestos:  Asbestos or any substance containing asbestos.

Assumption Agreement:  That certain Assumption Agreement dated as of the date hereof, pursuant to which Borrower is assuming the obligations of Moody National TPS Fort Worth S, LLC, a Delaware limited liability company, and Moody National TPS Fort Worth H, LLC, a Delaware limited liability company, and each of the entities listed on Exhibit A, each a Delaware limited liability company (collectively, “Original Borrower”), under the Loan and the Loan Documents.

Environmental Law:  Any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction or decree which pertains to health, safety or the environment, as they may be affected by exposure to, or the presence of, Hazardous Substances (including but not limited to, ground or air or water or noise pollution or contamination, and underground or aboveground tanks) and shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”), and any state or federal lien or superlien or environmental clean-up statutes, and regulations, rules, guidelines, or standards promulgated pursuant thereto all as amended from time to time.

Hazardous Substance:  Any (a) substance, whether solid, liquid or gaseous (i) which is listed, defined or regulated as a “hazardous substance,” “hazardous waste” or “solid waste,” or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Law, (ii) which is or contains Asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, lead paint, or motor fuel or other petroleum hydrocarbons, or (iii) which causes or poses a reasonable threat to cause a contamination on the Property or any adjacent property or a hazard to the environment or to the health or safety of persons on or about the Property; or (b) fungus, mold, mildew, spores or other biological or microbial agents in such quantities that the presence thereof adversely affects human health, impairs occupancy or materially adversely affects the value or utility of the Property. Hazardous Substances shall not include: (i) those substances used by Borrower or tenants at the Property in the ordinary course of their respective businesses in compliance with Environmental Laws, (ii) ordinary cleaning solvents and common chemicals used by tenants during the ordinary cleaning and maintenance of such tenant’s space in compliance with all applicable Environmental Laws, and (iii) routine office cleaning janitorial or other similar materials and/or supplies necessary to operate the Property for its current use.

Mortgage:  That certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of May 18, 2007, pursuant to which Original Borrower granted CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation (“Original Lender”), first lien on the Property more particularly described therein, including the real property or interest therein described in Exhibit B attached hereto and incorporated herein by this reference, which was later assigned by Original Lender to Lender, as the same may be amended, restated, extended, supplemented, or otherwise modified from time to time.

Remediation:  Any investigation, site monitoring, containment, cleanup, removal, restoration, or other activities of any kind which are required under applicable Environmental Law.

Storage Tanks:  Any underground or aboveground storage tanks, whether filled or empty.

Section 1.2      Other Defined Terms.  Any capitalized term utilized herein shall have the meaning as specified in the Mortgage (as modified by the Assumption Agreement), unless such term is otherwise specifically defined herein.

ARTICLE II.

WARRANTIES AND REPRESENTATIONS

Indemnitor hereby represents and warrants to Lender that, to the best of Indemnitor’s actual knowledge as follows:

Section 2.1       Property Compliance.  Except as disclosed in that certain Phase I Site Assessment Reports prepared by EBI Consulting for Original Lender in connection with the closing of the Loan, the Property and the operations conducted thereon do not violate any Environmental Laws.

Section 2.2        No Violations.  Without limitation to Section 2.1 above, except as previously disclosed in writing to Lender, the Property and operations conducted thereon by the current owner or operator of such Property, are not the subject of any existing, pending, or threatened action, suit, investigation, inquiry, or proceeding by any governmental or nongovernmental entity or person or to any Remediation under any Environmental Law.

Section 2.3       Authorizations.  All notices, permits, licenses, registrations, or similar authorizations, if any, required to be obtained or filed in connection with the ownership, operation, or use of the Property as they relate to Hazardous Substances, including, without limitation, the existence of any Storage Tanks at the Property or the past or present generation, treatment, storage, disposal, or release of a Hazardous Substance into the environment, have been duly obtained or filed and have been duly renewed or maintained. Indemnitor or current tenants under existing leases have been issued all required federal, state, and local licenses, certificates, or permits relating to, and Indemnitor and the Property are in compliance in all respects with all applicable Environmental Laws, including, but not limited to, federal, state, and local laws, rules, and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, or other environmental, health, or safety matters.

Section 2.4       Hazardous Substance.  Except as disclosed in writing to Lender, the Property does not contain any Hazardous Substance in violation of applicable Environmental Laws. Except as disclosed in writing to Lender, the Property does not contain any Storage Tanks or Asbestos.

Section 2.5        Intentionally Deleted.

Section 2.6       Indemnitor Compliance.  Indemnitor has not undertaken, permitted, authorized, or suffered the presence, use, manufacture, handling, generation, transportation, storage, treatment, discharge, release, burial, or disposal on, under, from or about the Property of any Hazardous Substance or the transportation to or from the Property of any Hazardous Substance except in compliance with applicable Environmental Laws.

Section 2.7       No Pending Environmental Litigation.  Except as otherwise previously disclosed to Lender in writing, there is no pending or, to Indemnitor’s knowledge, threatened litigation, proceeding, or investigation before or by any administrative agency in which any person or entity alleges or is investigating any alleged presence, release, threat of release, placement on, under, from or about the Property, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Property, or the transportation to or from the Property, of any Hazardous Substance in violation of any applicable Environmental Law.

Section 2.8       No Notices.  Except as otherwise previously disclosed to Lender in writing, Indemnitor has not received any written notice, and has no actual knowledge, that any governmental authority or any employee or agent thereof has determined, or threatens to determine, or is investigating any allegation that there is a presence, release, threat of release, placement on, under, from or about the Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Property, or the transportation to or from the Property, of any Hazardous Substance.

Section 2.9       No Communications.  Except as otherwise previously disclosed to Lender in writing, there have been no written communications or written agreements made by Indemnitor with any governmental authority or, to Indemnitor’s knowledge, any private entity, including, but not limited to, any prior owners or operators of the Property, relating in any way to the presence, release, threat of release, placement on, under or about the Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under or about the Property, or the transportation to or from the Property, of any Hazardous Substance, except for communications made in the ordinary course of business by Indemnitor in connection with permits, reports, and routine inspections issued, prepared or conducted by government agencies or authorities having jurisdiction over the Property or any private entity, including but not limited to, any prior owners or operators of the Property.

Section 2.10     Other Properties.  Neither Indemnitor, nor, to the knowledge of Indemnitor, any other person, including, but not limited to, any predecessor owner, tenant, licensee, occupant, user, or operator of all or any portion of the Property, has ever caused, permitted, authorized or suffered, and Indemnitor will not cause, permit, authorize, or suffer, any Hazardous Substance to be placed, held, located, or disposed of, on, under or about any other real property, all or any portion of which is legally or beneficially owned (or any interest or estate therein which is owned) by Indemnitor in any jurisdiction now or hereafter having in effect a so-called “superlien” law or ordinance or any part thereof, the effect of which law or ordinance would be to create a lien on the Property to secure any obligation in connection with the “superlien” law of such other jurisdiction.

Section 2.11     Benefit.  Principal is the owner of a direct or indirect interest in Borrower, and has received or will receive direct or indirect benefit from the making of this Agreement with respect to the Assumption of the Debt.

Section 2.12     Familiarity and Reliance.  Principal is familiar with the financial condition of Borrower, and with the value of any and all collateral securing the payment of the Debt; however, such Principal is not relying on such financial condition or the collateral as an inducement to enter into this Agreement.

Section 2.13     No Representation by Lender.  Neither Lender nor any other party has made any representation, warranty or statement to Indemnitor in order to induce Indemnitor to execute this Agreement.

Section 2.14     Indemnitor’s Financial Condition.  As of the date hereof, and after giving effect to this Agreement, Indemnitor is solvent, and has assets which, fairly valued, exceed its obligations, liabilities and debts, and has property and assets sufficient to satisfy and repay its obligations and liabilities.

Section 2.15     Legality.  The execution, delivery and performance by Indemnitor of this Agreement and the consummation of the transactions contemplated hereunder do not contravene or conflict with any law, statute or regulation whatsoever to which Indemnitor is subject or constitute a default under, or result in the breach of, any indenture, deed to secure debt, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Indemnitor is a party. To Indemnitor’s knowledge, this Agreement is a legal and binding obligation of Indemnitor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

Section 2.16      Review of Documents.  Indemnitor has examined the Note and all of the Loan Documents.

Section 2.17      Litigation. Except as otherwise disclosed to Lender, there are no proceedings pending or, so far as Indemnitor knows, threatened before any court or administrative agency which, if decided adversely to Indemnitor, would materially adversely affect the financial condition of Indemnitor or the authority of Indemnitor to enter into, or the validity or enforceability of this Agreement.

Section 2.18      Intentionally Deleted.

ARTICLE III.

AFFIRMATIVE COVENANTS

Indemnitor hereby unconditionally covenants and agrees with Lender, until the entire Debt (as defined in the Note) shall have been paid in full and all of the obligations of Indemnitor under the Loan Documents shall have been fully performed and discharged, or alternatively, until such time as Lender has taken title to the Property through foreclosure or deed-in-lieu of foreclosure, as follows:

Section 3.1        Operations.  Indemnitor shall not use, generate, manufacture, produce, store, release, discharge, treat, or dispose of on, under, from or about the Property or transport to or from the Property any Hazardous Substance or knowingly allow any other person or entity to do so except in compliance with Environmental Laws. Indemnitor shall not install or permit to be installed any Asbestos or Storage Tanks at the Property and shall remedy all violations of Environmental Laws with respect thereto of which Indemnitor has actual knowledge.

Section 3.2        Compliance.  Indemnitor shall keep and maintain the Property in compliance with, and shall not cause or knowingly permit the Property to be in violation of, any Environmental Law and upon discovery of any noncompliance shall promptly take corrective action to remedy such noncompliance to the extent required by applicable laws such that no noncompliance continues to exist.

Section 3.3        Monitoring.  Indemnitor shall establish and maintain, at Indemnitor’s sole expense, a system to assure and monitor continued compliance with Environmental Laws, the existence of any Storage Tank on the Property and the presence of Hazardous Substances on the Property, by Borrower, which system shall include at a minimum annual reviews of such compliance by employees or agents of Indemnitor (including Property Manager) who are familiar with the requirements of the Environmental Laws. Upon the written request of Lender not more than once per calendar year, but at any time after the occurrence and during the continuance of an Event of Default or at such other time as Lender has reasonable grounds to believe that Hazardous Substances are or have been released or stored or disposed of on or around the Property or that the Property may be in violation of Environmental Laws, Indemnitor shall perform or cause to be performed an inspection or audit of the Property indicating the presence or absence of Hazardous Substances at the Property (“Environmental Compliance Report”) in scope reasonably satisfactory to Lender by an environmental consulting firm approved in advance by Lender, provided, however, that if any Environmental Compliance Report indicates a violation of any Environmental Law or a need for Remediation, such system shall include at the request of Lender a detailed review (“Environmental Remediation Report”) of the status of such violation by such environmental consultant. Indemnitor shall furnish each Environmental Compliance Report or Environmental Remediation Report to Lender within sixty (60) days after Lender so requests in writing, together with such additional information as Lender may reasonably request. If Indemnitor fails to contract for such an Environmental Compliance Report or Environmental Remediation Report after ten (10) business days written notice, or fails to provide either such report within sixty (60) days from receipt of such written request, Lender may order same, and Indemnitor grants to Lender and its employees, agents, contractors and consultants access to the Property upon prior written notice to Indemnitor and at all times subject to the rights of tenants under the leases, and a license (which is coupled with an interest and irrevocable while the Mortgage is in effect) to perform inspections and tests, including (but not limited to) the taking of soil borings and air and groundwater samples. All costs of such reports, inspections and tests shall be an obligation of Indemnitor which Indemnitor promises to pay to Lender pursuant to this Agreement. All such costs shall constitute a portion of the Debt, secured by the Mortgage and the other Loan Documents.

Section 3.4       Notices.  Indemnitor shall give prompt written notices to Lender of: (a) written notice received by Indemnitor of any proceeding or inquiry by any governmental or nongovernmental entity or person with respect to the presence of any Hazardous Substance on, under, from or about the Property, the migration thereof from or to other property, the disposal, storage, or treatment of any Hazardous Substance generated or used on, under or about the Property, (b) all claims made or threatened in writing by any third party against Indemnitor or the Property or any other operator of the Property relating to any release reportable under any applicable Environmental Law, loss or injury resulting from any Storage Tank or Hazardous Substance upon Indemnitor becoming aware of the same, and (c) Indemnitor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that will cause the Property or any part thereof to be subject to any investigation or cleanup of the Property pursuant to any Environmental Law or that will result in Indemnitor becoming liable for any cost related to any investigation or cleanup of such Property.

Section 3.5        Legal Proceedings.  Indemnitor shall permit Lender to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Property in connection with any Environmental Law, Hazardous Substance or Storage Tank and Indemnitor shall pay all reasonable attorneys’ fees incurred by Lender in connection therewith.

Section 3.6       Remediation.  In the event that the Property (or any portion thereof) becomes the subject of any required Remediation, as required in writing by the applicable governmental agency having jurisdiction over the Property, Indemnitor shall commence such Remediation no later than the earlier of (a) thirty (30) days after written demand by Lender for performance thereof, or (b) such shorter period of time as may be required under applicable law, and thereafter shall diligently prosecute the same to completion in accordance with applicable law. All Remediation shall be performed by contractors reasonably approved in advance by Lender, and under the supervision of a consulting engineer reasonably approved by Lender. All costs and expenses of such Remediation shall be paid by Indemnitor including, without limitation, Lender’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remediation. In the event Indemnitor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remediation, Lender may, but shall not be required to, cause such Remediation to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall become part of the Debt.

Section 3.7       In the event the environmental report prepared in connection with the Loan recommended the development of an operation and maintenance program for the Property (“O&M Program”) such O&M Program was implemented and approved by Original Lender or Lender.

ARTICLE IV.

INDEMNIFICATION

INDEMNITOR SHALL PROTECT, INDEMNIFY, AND HOLD HARMLESS LENDER AND ITS RESPECTIVE PARENTS, SUBSIDIARIES, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS AND ASSIGNS (EACH AN “INDEMNIFIED PARTY”) FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, CLAIMS, DEMANDS, DAMAGES, PENALTIES, CAUSES OF ACTION, LOSSES, FINES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS’ FEES AND EXPENSES), DIRECTLY OR INDIRECTLY ARISING FROM OR RELATED TO, WITH REGARD TO THE PROPERTY, ANY RELEASE OF OR EXPOSURE TO ANY HAZARDOUS SUBSTANCE (INCLUDING PERSONAL INJURY OR DAMAGE TO PROPERTY), NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAW, REMEDIATION, OR ARISING UNDER ANY ENVIRONMENTAL LAW. THE INDEMNIFICATION OBLIGATIONS OF INDEMNITOR HEREUNDER SHALL BE DEEMED TO CONSTITUTE A PART OF THE DEBT SECURED BY THE MORTGAGE AND THE OTHER LOAN DOCUMENTS. NOTWITHSTANDING THE FOREGOING, IN THE EVENT OF A FORECLOSURE OF THE PROPERTY OR DEED-IN-LIEU OF FORECLOSURE, INDEMNITOR SHALL NOT BE LIABLE FOR ANY INDEMNIFIED CLAIMS TO THE EXTENT THE CONDITION, EVENT OR CIRCUMSTANCE GIVING RISE TO SUCH INDEMNIFIED CLAIM DID NOT EXIST OR TAKE PLACE ON OR PRIOR TO, AND INSTEAD FIRST OCCURS AND ARISES AFTER, THE DATE THAT LENDER (OR ITS NOMINEE OR AFFILIATE) TAKES TITLE TO THE PROPERTY BY FORECLOSURE OR DEED-IN-LIEU OF FORECLOSURE. MOREOVER, THE FOREGOING INDEMNITY SHALL NOT APPLY TO ANY MATTERS ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNIFIED PARTY. FURTHER NOTWITHSTANDING THE FOREGOING, PROVIDED THAT IF (i) INDEMNITOR DELIVERS TO LENDER A CURRENT SITE ASSESSMENT EVIDENCING THE PRESENCE OF NO ADDITIONAL ADVERSE CONDITIONS ON THE PROPERTY OTHER THAN THOSE EXISTING ON THE DATE HEREOF, BUT IN ANY CASE, THE PRESENCE OF NO CONDITIONS GIVING RISE TO A VIOLATION OF ANY ENVIRONMENTAL LAWS ON THE PROPERTY NOT EARLIER THAN NINETY (90) DAYS AND NOT LATER THAN TEN (10) BUSINESS DAYS PRIOR TO (A) THE MATURITY DATE OF THE NOTE OR SUCH OTHER DATE AS THE LOAN MAY BE PAID IN FULL OR (B) THE EFFECTIVE DATE OF A FORECLOSURE OR DEED IN LIEU OF FORECLOSURE OF THE PROPERTY (AS APPLICABLE, THE “TRANSFER DATE”) AND (ii) ANY SUCH LOSS, LIABILITY, DAMAGE, CLAIM, COST OR EXPENSE DOES NOT ARISE FROM OR RELATE TO ANY RELEASE OF OR EXPOSURE TO ANY HAZARDOUS MATERIAL (INCLUDING PERSONAL INJURY OR DAMAGE TO PROPERTY), NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS, OR REMEDIATION EXISTING PRIOR TO THE TRANSFER DATE, THEN INDEMNITOR SHALL BE RELEASED FROM ANY SUCH INDEMNIFIED MATTERS CREATED OR ARISING SOLELY FROM EVENTS OR CONDITIONS FIRST EXISTING AFTER THE TRANSFER DATE.

ARTICLE V.

MISCELLANEOUS

Section 5.1       Survival of Obligations.  Except as otherwise expressly set forth herein, each and all of the representations, covenants and agreements and indemnities contained herein shall survive any termination, satisfaction or assignment of the Loan Documents or the entry of a judgment of foreclosure, sale of the Property by nonjudicial foreclosure sale, delivery of a deed in lieu of foreclosure or the exercise by Lender of any of its other rights and remedies in good faith under the Loan Documents.

Section 5.2        Notices.  All notices or other communications required or permitted to be given hereunder shall be given to the parties and become effective as provided in the Assumption Agreement.

Section 5.3        Binding Effect.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each Indemnitor and the heirs, executors, administrators, legal representatives, successors, transferees and assigns of each Indemnitor, all of whom shall be bound by the provisions of this Agreement. Each reference herein to Lender shall be deemed to include its successors and assigns, to whose favor the provisions of this Agreement shall also inure.

Section 5.4        Counterparts.  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

Section 5.5     Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

Section 5.6       Waiver of Jury Trial.  INDEMNITOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR INDEMNITOR, OR ANY OF INDEMNITOR’S DIRECTORS, OFFICERS, PARTNERS, MEMBERS, BENEFICIARIES, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR INDEMNITOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY INDEMNITOR.

Section 5.7       Waivers.  Principal agrees to the provisions of the Loan Documents, and hereby waives, except as expressly set forth in the Loan Documents, notice of (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Agreement, (c) any amendment or extension of the Note or of any other Loan Documents, (d) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, (e) the occurrence of any breach by Borrower or Event of Default, (f) Lender’s transfer or disposition of the Debt, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Debt, (h) protest, proof of non-payment or default by Borrower, or (i) any other action at any time taken or omitted by Lender, and all demands and notices of every kind in connection with this Agreement, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Debt.

Section 5.8        Deferment of Rights of Subrogation, Reimbursement and Contribution.

(a)   Notwithstanding any payment or payments made by any Principal hereunder, no Principal will not assert or exercise any right of Lender or of such Principal against Borrower to recover the amount of any payment made by such Principal to Lender by way of subrogation, reimbursement, contribution, indemnity, or otherwise arising by contract or operation of law, and such Principal shall not have any right of recourse to or any claim against assets or property of Borrower, whether or not the obligations of Borrower have been satisfied, all of such rights being herein expressly waived by such Principal. Each Principal agrees not to seek contribution or indemnity or other recourse from any other Principal. If any amount shall nevertheless be paid to a Principal by Borrower or another Principal prior to payment in full of the Debt, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Debt, whether matured or unmatured. The provisions of this section shall survive the termination of this Agreement, and any satisfaction and discharge of Borrower by virtue of any payment, court order or any applicable law.

(b)   Notwithstanding the provisions of subsection 5.8(a), each Principal shall have and be entitled to (i) all rights of subrogation otherwise provided by applicable law in respect of any payment it may make or be obligated to make under this Agreement and (ii) all claims it would have against Borrower or any other Principal in the absence of subsection 5.8(a) and to assert and enforce same, in each case on and after, but at no time prior to, the date (the “Subrogation Trigger Date”) which is the date on which all sums owed to Lender under the Loan Documents have been paid in full, if and only if (A) no Event of Default of the type described in subsections 22(f) or (g) of the Mortgage with respect to Borrower or any other Principal exists on the Subrogation Trigger Date and (B) the existence of each Principal’s rights under this subsection 5.8(b) would not make such Principal a creditor (as defined in the Code, as such term is hereinafter defined) of Borrower or any other Principal in any insolvency, bankruptcy, reorganization or similar proceeding commenced on or prior to the Subrogation Trigger Date.

Section 5.9        Bankruptcy Code Waiver.  It is the intention of the parties that no Principal shall be deemed to be a “creditor” or “creditors” (as defined in Section 101 of the United States Bankruptcy Code (the “Bankruptcy Code”) of Borrower, or any such Principal, by reason of the existence of this Agreement, in the event that Borrower or any such Principal, becomes a debtor in any proceeding under the Bankruptcy Code, and in connection herewith, such Indemnitor hereby waives any such right as a “creditor” under the Bankruptcy Code. This waiver is given to induce Lender to consent to the Assumption.

Section 5.10     Agreement Not Secured by Mortgage.  This Agreement, the payment of all sums due hereunder and the performance and discharge of each and every obligation, covenant and agreement of Borrower contained herein, are not deemed to be secured by the Mortgage. This Agreement, the payment of all sums due hereunder and the performance and discharge of each and every obligation, covenant and agreement of Principal contained herein, is not deemed to be secured by the Mortgage.

Section 5.11      Reliance.  Indemnitor recognizes and acknowledges that in consenting to the Assumption, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in this Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance exists on the part of Lender prior hereto; that such warranties and representations are a material inducement to Lender in consenting to the Assumption; and that Lender would not be willing to consent to the Assumption in the absence of such warranties and representations.

Section 5.12      Joint and Several Liability; Release.  If Indemnitor consists of more than one person or entity, the obligations and liabilities of each such person or entity hereunder shall be joint and several. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

Section 5.13     Rights and Remedies Cumulative.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Lender has under the Note, the Mortgage, or the Loan Documents or would otherwise have at law or in equity.

Section 5.14     Severability.  If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

Section 5.15     Headings.  The article, section and subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, or define, or be used in construing the text of such articles, sections or subsections.

Section 5.16      No Oral Change.  This Agreement may not be waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Indemnitor or Lender, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

[Signature Page Follows]

EXECUTED as of the date first above written.

BORROWER:

Moody National International-Fort Worth Holding, LLC, a Delaware limited liability company

By:
Name:	Brett C. Moody
Title:	President

PRINCIPAL:

MOODY NATIONAL REIT I, INC., a Maryland corporation

By:
Name:	Brett C. Moody
Title:	Chief Executive Officer

LENDER:

U.S. BANK NATIONAL ASSOCIATION, IN ITS CAPACITY AS TRUSTEE, SUCCESSOR-IN-INTEREST TO BANK OF AMERICA, N.A., IN ITS CAPACITY AS TRUSTEE, SUCCESSOR-IN-INTEREST TO WELLS FARGO BANK, N.A,, IN ITS CAPACITY AS TRUSTEE FOR THE REGISTERED HOLDERS OF COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C3, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C3

By:	Wells Fargo Bank, National Association, solely in its capacity as Master Servicer, pursuant to that certain Pooling and Servicing Agreement dated as of August 1, 2007

By:
Name:	Joyce Fray
Title:	Vice President

EXHIBIT A

Prior Assumption Documents

EXHIBIT B

Legal Description